UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 5, 2018 (September 28, 2018)

ABEONA THERAPEUTICS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15771	83-0221517
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1330 Avenue of the Americas, 33rd Floor,

New York, NY 10019

(Address of principal executive offices) (Zip Code)

(646) 813-4712
(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As a correction, clarifying the disclosure by Abeona Therapeutics, Inc. (the “Company”) in its Current Report on Form 8-K dated October 4, 2018 (assigned a filing date of October 5, 2018) (the “Original Form 8-K”), Stephen B. Thompson, the Company’s Senior Vice President Finance and Administration, Chief Accounting Officer (principal financial officer), Treasurer, and Secretary, notified the Company on October 5, 2018 (not as previously reported as September 28, 2018, when the terms of his retirement were only being considered and discussed), that he will retire from the Company effective December 31, 2018 and has agreed to assist the Company until such time to ensure a smooth transition. The Company and Mr. Thompson finalized to the terms of Mr. Thompson’s retirement and transition plan and entered into a letter agreement to memorialize such agreement, a copy of which is filed herewith as Exhibit 10.1.

Pursuant to the letter agreement, among other things, Mr. Thompson will perform such transition duties as may be requested by the Company. Mr. Thompson will receive his current annual base salary through December 31, 2018 and will receive a pro-rated target bonus. Mr. Thompson will also have up to twelve months (or the earlier expiration) to exercise all vested stock options.

Except as set forth above, there are no changes or updates to disclosures reported in the Original Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Letter of Agreement dated October 5, 2018 by and between the Company and Stephen B. Thompson

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Abeona Therapeutics Inc.
(Registrant)

By:	/s/ Stephen B. Thompson
	Name:	Stephen B. Thompson
	Title:	Sr. Vice President Finance and Administration
Chief Accounting Officer

Date: October 9, 2018